EXHIBIT 99.1

Press Release	Source: MobilePro Corp.

MobilePro Corp. Closes Acquisition of Arizona ISP
Friday September 17, 9:13 am ET

The River Expected to Be Accretive to MOBL Earnings, Add Over $4.2 M in Revenue

BETHESDA, Md., Sept. 17 /PRNewswire-FirstCall/ -- MobilePro Corp. (OTC Bulletin Board: MOBL - News) announced today that the company has closed its previously announced acquisition of The River Internet Access Co. (http://www.theriver.com ), an Internet services provider based in Tucson, Arizona. The deal is forecast to add over $4.2 million in annualized revenue and to add more than $.001 per share to MobilePro's fiscal year 2005 earnings. The terms of the transaction were not disclosed.
· (Logo: http://www.newscom.com/cgi-bin/prnh/20040414/FLWLOGOLOGO )

Jay Wright, MobilePro president and CEO, said, "The River represents our largest ISP acquisition to date and is our first expansion into the demographically favorable Sun Belt. The River brings both outstanding technical capability and a customer support center where we can centralize a significant portion of our phone support traffic and thereby lower our costs. We also look forward to cross-selling cellular, local and long-distance voice services to the River's customers. This transaction increases our revenue run rate to approximately $26 million for closed deals for fiscal year 2005. In addition, there is approximately $110 million of additional annualized revenue currently under LOI or definitive agreement."

About MobilePro Corp.

MobilePro Corp. is a wireless technology and broadband telecommunications company based in Bethesda, MD, with operations in Hurst, Houston, Dallas and Beaumont, TX; Coshocton, OH; Kansas City, KS; Janesville, WI; Detroit, MI; and Shreveport, LA. The company is focused on creating shareholder value by developing innovative wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well-positioned companies in complementary product lines and industries. MobilePro has announced closed deals, definitive agreements and pending letters of intent with cumulative expected 2005 calendar year revenue of more than $136 million.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.html

For more information, contact MobilePro CEO Jay Wright at (301) 315-9040. For investor relations information, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, email: info@hawkassociates.com . Detailed information about MobilePro can be found on the website http://www.mobileprocorp.com . An online investor kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the website http://www.hawkassociates.com .

This release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent the company's expectations or beliefs concerning future events of the company's financial performance. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward- looking statements, including the company's ability to obtain future financing on favorable terms, changes in the wireless and telecommunications industries that compel the company to alter its present business strategy, the company's ability to attract management capable of implementing the company's existing or future business strategy and the risk factors set forth in the company's SB-2 registration statement. Results actually achieved may differ materially from expected results included in these statements as a result of these factors or others. Additionally, while MobilePro expects regulatory approval shortly, shareholders should be aware that it is possible that for some unforeseen reason, failure or delay in obtaining regulatory approval could materially delay or prevent the closing of the transaction described above.

Source: MobilePro Corp.